Calculation of Filing Fee Tables
S-8
Kyndryl Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share	Other	7,600,000	$ 13.46	$ 102,296,000.00	0.0001381	$ 14,127.08
2	Equity	Common Stock, par value $0.01 per share	Other	1,700,000	$ 13.46	$ 22,882,000.00	0.0001381	$ 3,160.01
Total Offering Amounts:						$ 125,178,000.00		$ 17,287.09
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,287.09
Offering Note
[1]	(1a) In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, other capital adjustments or similar transactions. (1b) As described in the Explanatory Note in this Registration Statement, represents 7,600,000 shares available for issuance under the Amended and Restated Kyndryl 2021 Long-Term Performance Plan. (1c) Estimated in accordance with the provisions of Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and calculated based upon the average of the high and low prices of the Company's Common Stock, as reported on the New York Stock Exchange on July 31, 2026.

[2]	(2a) In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations, other capital adjustments or similar transactions. (2b) As described in the Explanatory Note in this Registration Statement, represents 1,700,000 shares available for issuance under the Kyndryl 2026 Employment Inducement Equity Incentive Plan. (2c) Estimated in accordance with the provisions of Rule 457(c) and Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and calculated based upon the average of the high and low prices of the Company's Common Stock, as reported on the New York Stock Exchange on July 31, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources